EXHIBIT 99.2

FLAGSTAR BANCORP, INC.

NOTICE OF GUARANTEED DELIVERY
6.125% Senior Notes due 2021
which have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered
6.125% Senior Notes due 2021

As set forth in the Prospectus dated , 2016 (the “Prospectus”) of Flagstar Bancorp, Inc. (the “Company”) under the caption “Exchange Offer; Registration Rights-Procedures for Tendering-Guaranteed Delivery” and the Letter of Transmittal (the “Letter of Transmittal”) to exchange up to $250,000,000 aggregate principal amount of the Company’s newly issued 6.125% Senior Notes due 2021 (the “New Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding unregistered 6.125% Senior Notes due 2021 issued on June 11, 2016 (the “Old Notes”), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if: (i) certificates for the above-referenced Old Notes are not immediately available, (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined below), or (iii) the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. Such form may be transmitted by facsimile by an eligible institution or delivered by mail, hand delivery or overnight delivery to the Exchange Agent.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2016 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

TO: Wilmington Trust, National Association

Deliver To:
Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, DE 19890 Facsimile: (302) 636-4145
Attention: Workflow Management- 5th Floor
Other Inquiries: DTC2@wilmingtontrust.com

Delivery of this instrument to an address other than as set forth above or transmission of this instrument to a facsimile number other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which are hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.
The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date as provided in the Prospectus.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES
Signature of Owner
Signature of Owner (if more than one)
Date:  _______________
Name(s):                          (Please Print)

Address:                          (Include Zip Code)

Area Code and Telephone Number:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security Number:

Principal amount of and Series of Old Notes Exchanged:  $

Certificate Nos. of Old Notes (if available):

IF OLD NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC”) ACCOUNT NO.:

Account No.:

GUARANTEE OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees delivery to the Exchange Agent, at its address set forth above, of the Old Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal by 5:00 p.m., New York City time, within three business days following the date of Expiration Date.

Name of Firm

Number and Street or P.O. Box

City State Zip Code

Telephone No.:

Fax No.:

(Authorized Signature)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OLD NOTES WITH THIS NOTICE. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.